EXHIBIT 10.2

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of August 26, 2011, by and among DIVERSIFIED HEALTH & FITNESS CORP., a Delaware corporation (“Purchaser”), ATG INC., dba GOLD'S GYM (“Company”), ANTHONY DIMUZIO (“DiMuzio”) and AITOR ARRIETA (“Arrieta”) (each of the Company, DiMuzio and Arrieta are sometimes referred to herein as a “Seller” and, collectively, as the “Sellers”).

WHEREAS, the Sellers own and operate a health and fitness center located at 1427 E. Commercial Blvd., Oakland Park, Florida (the “Business”); and

WHEREAS, the Purchaser wishes to acquire from the Sellers, and the Sellers wish to sell to the Purchaser, certain assets of the Sellers relating to the Business, as more fully described herein; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the transactions provided for herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1.  -- DEFINITIONS

1.1

Definitions. As used herein, the following terms have the following meanings:

“Agreement” has the meaning specified in the introductory paragraph above.

“Assumed Liabilities” has the meaning specified in Section 2.3 hereof.

“Business” has the meaning specified in the recitals above.

“Closing” means the transfer of the Subject Assets from the Sellers to the Purchaser in exchange for the Purchase Price, as described herein.

“Closing Date” means the date on which the Closing takes place.

“Code” means the Internal Revenue Code of 1986, as amended.

“Damage Claim Notice” has the meaning specified in Section 5.4(a) hereof. “Damages” has the meaning specified in Section 5.2 hereof.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, conditional sale agreement, financing statement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest.

“Equipment Leases” means the 4 equipment leases described in Schedule 2.3 attached hereto.

“Governmental Entity” means any government or governmental, regulatory or administrative authority or agency, domestic or foreign.

“Indemnitee” has the meaning specified in Section 5.4(a) hereof.

“Indemnitor” has the meaning specified in Section 5.4(a) hereof.

“Laws” means all applicable common law and any statute, law, code, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award (including, without limitation, any award of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

“Material Claim” means a claim for which the Purchaser is entitled to indemnification hereunder which relates to any of the following: (i) inaccuracy of Bank Statement Summary Pages or financial Reports provided to the Purchaser, (ii) material inaccuracy in the number of members of the Business as disclosed to Purchaser, (iii) if the aggregate outstanding balance of the Equipment Leases and Specified Debt exceeds $550,000 as of the Closing, or (iv) any claim by a third party which results in the foreclosure or repossession (or attempted foreclosure or repossession) of any of the Subject Assets.

“Person” means a natural person, corporation, partnership, limited liability company, trust, Governmental Entity, or any other entity.

“Purchase Price” has the meaning specified in Section 2.4 hereof.

“Purchaser” has the meaning specified in the introductory paragraph hereof.

“Seller” has the meaning specified in the introductory paragraph above.

“Specified Debt” means the 2 loans or lines of credit described in Schedule 2.4 attached hereto.

“Subject Assets” has the meaning specified in Section 2.1 hereof.

“Tax” and “Taxes” means all federal, state and local property, sales and use, payroll, withholding, franchise and income tax and for all assessments, rates, levies, fees and other governmental charges

ARTICLE 2.  - SALE AND PURCHASE OF ASSETS

2.1

Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Sellers will sell, convey, assign, transfer and deliver, and Purchaser will acquire, the following assets of the Sellers used in the Business: membership agreements and all other income-producing agreements, the funds received by the Business with respect to the September 5th draft (with respect to members who have paid in advance), all rights with respect to furniture, fixtures and equipment, artwork and decor, accounts receivable, claims, software, data bases, finished inventories, all intellectual property (except to the extent such intellectual property relates to the “Gold's Gym” name), licenses, permits, telephone numbers, data used in connection with the Business and goodwill, including but not limited to the assets listed on Schedule 2.1 attached hereto. The business, properties and assets of the Sellers as described in this Section 2.1 are hereinafter referred to collectively as the “Subject Assets.”

2.2

Excluded Assets. The Purchaser is not acquiring any real estate leases (“Excluded Assets”).

2.3

Assumption of Liabilities. The Purchaser shall assume on the date of Closing, and hereby agrees to pay, perform and discharge those liabilities of the Company set forth in Schedule 2.3 attached hereto, arising on or after the Closing Date (“Assumed Liabilities”). The Purchaser does not and shall not assume or become obligated to pay any Liability of any kind or nature of the Sellers except the Assumed Liabilities. The Assumed Liabilities specifically exclude: (i) any and all outstanding indebtedness of the Sellers or their affiliates (including the Specified Debt, which shall be subject to Section 7.6 hereof), (ii) any liability under contracts which comprise part of the Excluded Assets, (iii) any liability for federal, state or local, income, sales, property or other tax liability which accrued prior to or at Closing or pertains to any period of time prior to Closing even if such liability becomes due after Closing or any tax liability arising out of the transaction, (iv) any fines, penalties, or other similar assessment imposed upon the Sellers by any Governmental Entity which arise or result from any violation of law or regulations by Sellers or their affiliates and (v) any franchise agreement, or other obligations relating to the Sellers' relationship with Gold's Gym (each of the foregoing shall be considered an “Excluded Liability”).

2.4

Purchase Price. The aggregate purchase price (“Purchase Price”) for the Subject Assets shall be:

(i)

$50,000 in cash which shall be paid at Closing;

(ii)

$100,000 in cash, which shall be paid to Comerica to pay off a portion of the Specified Debt at the Closing to Account # 0529571224-18;

(iii)

A promissory note in the principal amount of up to $300,000, in the form of Exhibit A attached hereto (the “Note”), which shall be delivered to the Sellers at Closing;

(iv)

Assumption of the Company's obligations under the Equipment Leases referred to in Schedule 2.3 attached hereto;

(v)

The agreement of the Purchaser to pay the Sellers (but not to assume) the Sellers' obligations under the “Specified Debt” described in Schedule 2.4 attached hereto, in accordance with the terms of Section 7.6 hereof; and

(vi)

75,000 shares of common stock of Diversified Health & Fitness (“Common Stock”) (50,000 shares issued in the name of DiMuzio and 25,000 shares issued in the name of Arrieta).

2.5

Closing. The Closing shall take place at a place, time and date which are mutually acceptable to the parties hereto, which shall not be later than three (3) business days after the date that all the conditions set forth in Sections 6.2(a)-(g) have been either fulfilled by Sellers or waived by the Purchaser.

ARTICLE 3. - REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, jointly and severally, hereby represents and warrants to the Purchaser as follows:

3.1

Organization, Good Standing. The Company is duly organized and is validly existing and in good standing under the laws of the state of Florida. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now being conducted.

3.2

Authority. Each of the Sellers has the requisite power and authority to enter into this Agreement and to carry out such Seller's obligations hereunder.

3.3

No Conflict; Enforceability. The execution by each of the Sellers of this Agreement and the transfer of the Subject Assets to the Purchaser will not cause a breach, violation, default, or event of default under any agreement, contract, lease, mortgage or instrument, to which any of the Sellers is a party or by which any of the Sellers is bound, or any  Law applicable to the Sellers, or require the consent of any Person (other than the parties to this Agreement). To the best of each Seller's knowledge, no notices, reports or other filings are required to be made by the Sellers with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Sellers from, any Governmental Entity or any other party in connection with the execution and delivery of this Agreement by the Sellers or the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

3.4

No Subsidiaries. The Business and the Subject Assets are owned and operated solely by the Sellers, and not by any other corporation, partnership, limited liability company or other business entity.

3.5

Income Analysis I Bank Statements.

(a)

Annexed as Schedule 3.5(a) attached hereto is a statement of the monthly billing and collection history with respect to the Business since January 1, 2011 (the “Income Analysis Statements”). The Income Analysis Statements (i) are complete and correct in all material respects, (ii) present fairly, consistently and accurately the financial position of the Business as at the dates thereof, and (iii) present fairly, consistently and accurately the results of operations and changes in financial position of the Business for the respective periods thereof.

(b)

Annexed as Schedule 3.5(b) attached hereto is a statement of banking records with respect to the Business since January 1, 2011 (the “Bank Statement Summary Pages”). The Bank Statement Summary Pages (i) are complete and correct in all material respects, (ii) present fairly, consistently and accurately the financial position of the Business as at the dates thereof, and (iii) present fairly, consistently and accurately the results of operations and changes in financial position of the Business for the respective periods thereof.

(c)

Annexed as Schedule 3.5(c) attached hereto is the EFT report with respect to the Business since January 1, 2011, which is complete and correct in all material respects.

3.6

Material Adverse Changes. Except as disclosed in Schedule 3.6 attached hereto, since December 31, 2010, there have been no loss of any material business or any other material adverse changes, or events which are likely to produce a material adverse change, in the financial condition or operations of the Business or the Subject Assets. In addition, since December 31, 2010, the Company has operated in the ordinary course of business, for example, the Company has not encouraged or caused members to become “paid in full” (accelerating their membership fees), except to the extent consistent with the Company's historical practices.

3.7

Title to Properties, Liens and Encumbrances; Condition of Assets. The Sellers have good title to all the Subject Assets, free and clear of all Encumbrances, except as disclosed in Schedule 3.7 attached hereto. The Subject Assets include all assets and properties necessary or required for the operation of the Business as now conducted. All material tangible assets of the Business are in good operating condition and repair, subject to normal wear and tear, free of defects, and are suitable, adequate and fit for the uses for which they are intended or being used; and such assets and the present use thereof do not violate in any respect any applicable licenses or any Laws.

3.8

Accounts Receivable. All accounts and notes receivable included as part of the Subject Assets arose in the ordinary and usual course of the Sellers' business, represent valid obligations due, and either have been collected in full or, to each Seller's knowledge, will be collected in full not later than 60 days after the invoice or due date of such receivables.

3.9

Members. Schedule 3.9 attached hereto is a list of all current members of the Seller's business and details regarding the terms of their membership. On or prior to Closing, Sellers will deliver to Purchaser physical copies of the membership contracts and will assist Purchaser in retrieving the contracts from the Business' payment processor.

3.10

Other Assets or Contracts. Schedule 3.10 attached hereto lists each and every one of the following assets, properties or contracts in effect as of the Closing, to which the Company is a party:

(a)

any asset, property or contract that is expected to provide a source of revenue for the Business or is otherwise material to the Business;

(b)

agreement involving the purchase of real estate, materials, supplies or equipment, or services in excess of $25,000;

(c)

lease with respect to any personal property and involving an annual rental payment of $5,000 or more;

(d)

any material agreement not made in the ordinary course of business.

3.11

Indebtedness; Guarantees. Except for the Equipment Leases and the Specified Debt, the Company has no any outstanding indebtedness, other than payables incurred in the ordinary course of business, and is not a guarantor of any third party indebtedness. It is understood that the aggregate outstanding balance of the Equipment Leases and the Specified Debt does not (and, at Closing will not) exceed $550,000. Except as described in Schedule 3.11 attached hereto, no party is in default in respect of any terms or conditions of the Equipment Leases or the Specified Debt. Copies of all Equipment Leases and all material agreements and documents relating to the Specified Debt have been provided to the Purchaser.

3.12

 Contracts. The Sellers have provided to Purchaser true, accurate and complete copies of each written Contract to which the Company is a party (which is part of the Subject Assets and/or Assumed Liabilities). Each such Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against the Company and, to the knowledge of the Sellers, the other parties thereto. There is no material default on the part of the Company (or to the knowledge of the Sellers, any of the other parties thereto) with respect to any such Contract.

3.13

Tax Matters. The Sellers do not owe any Taxes that, if unpaid, could become the responsibility of the Purchaser. There are no Tax liens on any of the Subject Assets.

3.14

Litigation. Except as described in Schedule 3.17 attached hereto, there is no prosecution, suit, action, arbitration proceeding or governmental proceeding pending, or to the knowledge of the Sellers threatened, against or affecting the Business, or the transactions contemplated by this Agreement. Except as shown in Schedule 3.17 attached hereto, there is not outstanding against the Company any decision, judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Entity.

3.15

Insurance. The Company has in full force and effect policies of insurance of the types and in the amounts set forth in the Schedule 3.18 attached hereto. All such policies: (i) are, and at the time of the Closing, shall be in full force and effect; (ii) are sufficient for compliance in all material respects by the Company with all requirements of Law and of all agreements to which the Company is a party; and (iii) are valid, outstanding, and enforceable policies. The Company is not in breach or default, and no event has occurred (including, without limitation, the failure to pay any premiums) which with notice or lapse of time, would constitute a breach or default or permit modification or termination, under any such policy.

3.16

Brokers. The Sellers have not incurred and will incur any liability for any brokerage fees, commissions, finders' fees or similar fees in connection with this Agreement or the transactions contemplated hereby for which the Purchaser may become liable.

3.17

Compliance with Law. The Company is, and has at all times conducted its business, in material compliance with all federal, state and local laws, regulations and ordinances applicable to its business and operations.

3.18

Real Property. The Company does not own any real property.

3.19

 True Copies. All copies of documents delivered or made available to the Purchaser in connection with this Agreement are true and correct copies of the originals thereof.

3.20

 Disclosure. No representation or warranty by the Sellers in, and no document, statement, certificate, schedule, or exhibit to be furnished or delivered to the Purchaser pursuant to this Agreement contains or will contain any material untrue or misleading statement of fact or   omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

3.21

Investment Representations. Each Seller who is receiving Common Stock hereunder, hereby represents that he:

(a)

understands that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or unless an exemption from such registration is available.

(b)

has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the equity securities of non publicly traded companies, and has obtained, in his or its judgment, sufficient information to evaluate the merits and risks of an investment in the Common Stock.

(c)

has received no representation or warranty from Purchaser or any of its officers, directors, employees or agents in respect of investment in the Common Stock.

(d)

has been urged to seek independent advice from professional advisors relating to the suitability of an investment in the Common Stock in view of his overall financial needs and with respect to the legal and tax implications of such investment.

ARTICLE 4.  - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

4.1

Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now being conducted or as presently proposed to be conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of the property owned or leased or the business transacted by it makes such qualification necessary.

4.2

Authority Relative to this Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of the Purchaser, and do not violate any provision of the Certificate of Incorporation or Bylaws of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby and thereby.

4.3

Broker. The Purchaser has not incurred and will incur any liability for any brokerage fees, commissions, finders' fees or similar fees in connection with this Agreement or the transactions contemplated hereby for which the Sellers may become liable.

4.4

Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or threatened against the Purchaser (or any of its affiliates) preventing, or which, if determined adversely to the Purchaser (or any such affiliate) would prevent the Purchaser (or any such affiliate) from consummating the transactions contemplated by this Agreement.

ARTICLE 5. - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1

Survival of Representations and Warranties of the Parties. Except as provided in the next sentence, all representations and warranties made by any party hereto contained in this Agreement and the indemnification obligations of each party hereto, shall survive the Closing Date until the second (2nd) anniversary of the Closing Date. Notwithstanding the foregoing, if a party has made a claim for indemnification in accordance with the procedures set forth in this Article 5 on or prior to the expiration of the applicable survival period referred to in the previous sentence, then the indemnity obligations relating to such claim shall survive until the final resolution of such claim, as further provided in this Article 5.

5.2

Indemnification by the Sellers. Each of the Sellers, jointly and severally, hereby agrees to indemnify and hold the Purchaser and its affiliates, subsidiaries, parent companies, directors, officers, agents and employees harmless (subject to the terms of this Article 5) from and against any and all damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, “Damages”) resulting from, arising out of or in connection with (i) any misrepresentation or breach of any warranty, representation, covenant or agreement made by any of the Sellers in this Agreement and (ii) any Liability of any of the Sellers other than the Assumed Liabilities, including any Liability of any Seller arising prior to the Closing. Any indemnification obligation of the Sellers hereunder shall be payable in cash; provided that, at the option of the Purchaser,

(i)

Sellers' financial obligations (for a Material Claim) may be satisfied by terminating payments of Specified Debt and those under 2(ii), (iii) and (iv) of the Note (not the payments under Section 2(i) of the Note) and/or by delivery of any payments due under Section 2(i) of the Note and/or any Specified Debt to an escrow agent, and subject to mediation, in the manner described in the following clause and

(ii)

the Sellers' indemnification obligations (relating to any matter other than a Material Claim) may be settled by the following procedure: If Purchaser has submitted a Damage Claim Notice with respect to Damages which are not yet due and payable as of the date of payment of any amounts due and owing under the Note, Purchaser shall deliver to a mutually-acceptable escrow agent, such portion of such payment as Purchaser deems reasonably necessary to satisfy such Damages in full, in each instance regardless of whether the Seller's obligation to pay or the amount of such Damages is in dispute. The parties will then submit the matter to Mediation Inc., One Financial Plaza, 18th Floor, 100 SE 3rd Avenue, Fort Lauderdale, Florida 33394, or its successor, or such other mediator as may be mutually acceptable to the parties for resolution of the matter (with the Purchaser, on one hand, and the Sellers, on the other hand, equally sharing the expenses of the mediator). In the event the mediator is unable to achieve a resolution of the matter within 60 days, either party may file a claim in any court of competent jurisdiction within Broward County, Florida with respect to the matter. Upon a final determination with respect to such Damages, any escrowed amounts will be returned to Purchaser to pay for such Damages, and any excess escrowed amounts shall be promptly released to the Sellers.

5.3

Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold the Sellers harmless (subject to the terms of this Article 5) from and against any and all Damages resulting from, arising out of or in connection with (i) any misrepresentation or breach of any warranty, representation or covenant on the part of the Purchaser made herein and (ii) any of the Assumed Liabilities.

5.4

Procedure.

(a)

Upon receipt by one party of notice of any claim by a third party which might give rise to indemnification hereunder, or upon such party's discovery of facts which might give rise to indemnification hereunder, the party claiming indemnification hereunder (the “Indemnitee”) shall give prompt written notice to the other (the “Indemnitor”), which notice shall describe in reasonable detail the Damages anticipated to be suffered (if ascertainable) and the specific circumstances thereof, and specifying the provisions of this Agreement to which such claim for Damages relates (the “Damage Claim Notice”). The Indemnitee may amend the Damage Claim Notice, without prejudice to its rights hereunder, if it becomes aware of facts indicating that the Damages anticipated to be suffered have increased or decreased from those estimated in the previous Damage Claim Notice. A failure to provide or amend the Damage Claim Notice shall not relieve the Indemnitor from any obligations or liabilities that the Indemnitor may have to the Indemnitee hereunder, except to the extent that the Indemnitor has been adversely prejudiced as a result of such failure. The Indemnitor shall be entitled to participate in the defense of any such claim or action which is a third party claim or action at the Indemnitor's own cost and, upon the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), to assume the defense thereof, with counsel of Indemnitor's own choosing, the cost of which shall be paid for by the Indemnitor. Upon notice from Indemnitor to Indemnitee of Indemnitor's election to assume the defense, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the  Indemnitee in connection with the defense thereof. The Indemnitee may not compromise or settle any claim for which it has asserted or may assert its right to indemnification without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor may not compromise or settle any claim for which Indemnitor has elected to assume the defense without Indemnitee's prior written consent, unless (i) Indemnitor has acknowledged its obligation to pay all Damages relating to such claim and has provided to Indemnitee evidence reasonably satisfactory to Indemnitee that Indemnitor has the financial wherewithal to pay such Damages, (ii) such settlement will not contain any terms that would interfere in the normal operations of the Indemnitee, and (iii) such settlement contains a unconditional release of all claims against the Indemnitee.

(b)

Upon receipt by Indemnitor of a Damage Claim Notice which does not relate to a third party claim, the Indemnitor and Indemnitee shall make all reasonable efforts to promptly resolve such claim on an amicable basis within the thirty (30) day period following such receipt. If not resolved, then the issues will be submitted to arbitration.

5.5

Payment of Indemnification Obligations. Damages shall be due and owing when finally judicially determined to be covered by the indemnities set forth in Article 5 hereof or otherwise as mutually agreed among the parties hereto. The Indemnitor shall, within two (2) business days following receipt of written demand by the Indemnitee, pay the Indemnitee or at the Indemnitee's direction in immediately available funds any and all Damages then due and owing.

5.6

Advancement of Attorney’s Fees. All expenses and costs, including attorneys' fees, incurred by Indemnitee in defending any third party claim for which the Indemnitee is entitled to Damages (and entitled to payment of its attorney’s fees incurred connection therewith) shall be paid by the Indemnitor; provided that Indemnitee's attorney shall be reasonable in fees and costs and shall be located in the greater Broward- Miami/Dade area, and shall be mutually and reasonably approved by Sellers and Purchasers, in good faith.

5.7

Agreements Regarding Representations. It is understood that the Sellers are not making any representations or warranties except as expressly set forth in Article III hereof and the Purchaser is not making any representations or warranties except as expressly set forth in Article IV hereof. The representations and warranties of any party (a “Representing Party”) shall not be affected or deemed waived by reason of any investigation made (or not made) by or on behalf of the other party, or by reason of the fact that the other party knew or should have known that any such representation or warranty is or might be inaccurate or untrue. Each Representing Party hereby acknowledges that, regardless of any investigation made (or not made) by or on behalf of the other party, and regardless of the results of any such investigation, the other party has entered into this transaction in express reliance upon the representations and warranties of the Representing Party made herein. The Representing Party further acknowledges that, in connection with this transaction, the other party has furnished to the Representing Party good and sufficient consideration in exchange for the Representing Party's representations and warranties   made herein.

ARTICLE 6.  -THE CLOSING

6.1

Conditions to Each Party's Obligations to Complete the Closing. The respective obligation of each party to close the transactions described in Article 2 hereof shall be subject to the satisfaction prior to Closing of the following conditions:

(a)

No temporary restraining order, injunction or other order preventing the transactions contemplated by this Agreement shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against the Purchaser or the Sellers if the sale is consummated, shall be pending. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have any such injunction lifted.

(b)

All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, unless failure to make such filing or obtain such approval would not be materially adverse to the Purchaser, as reasonably determined by the Purchaser.

6.2

Conditions of Obligations of the Purchaser to Complete the Closing. The obligations of the Purchaser to complete the Closing are subject to the satisfaction of the following conditions, unless waived by the Purchaser:

(a)

No Liens. On or prior to the Closing Date, all liens and Encumbrances on the Subject Assets shall be released (other than liens relating to the Equipment Leases and the Specified Debt, to the extent disclosed hereunder) and, to the extent requested by the Purchaser, the Purchaser shall have received copies of pay-off letters and/or releases from each creditor of the Seller, in form and substance satisfactory to the Purchaser.

(b)

Due Diligence. The Purchaser shall have completed its due diligence examination of the Seller, its assets and properties, and the Business, and the results of such examination shall be satisfactory to the Purchaser.

(c)

No Material Adverse Effect. There shall have been no material adverse change with respect to the Business.

(d)

Performance of Obligations of Sellers. The Sellers shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date.

(e)

Consents. The Purchaser shall have received duly executed copies of the consents and approvals of third parties, if any, required to complete the transactions   contemplated in the Closing (“Required Consents”), in form and substance reasonably satisfactory to the Purchaser.

(f)

Representations and Warranties. The representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Purchaser shall have received a certificate signed by the Sellers to such effect on the Closing Date.

(g)

Lease. The Purchaser shall have entered into a lease with respect to 1427 E. Commercial Blvd., Oakland Park, Florida on terms satisfactory to the Purchaser.

(h)

Bill of Sale I Assumption Agreement. At the Closing, Sellers shall have executed and delivered to Purchaser a bill of sale and assumption agreement in the form attached hereto as Exhibit B (“Assumption Agreement”).  It is understood that, to the extent any Assumed Liabilities are not assumed at Closing, the Purchaser shall assume such Assumed Liabilities within 30 days after Closing (subject to Section 7.4 hereof).

6.3

Conditions of Obligations of the Sellers to Complete the Closing. The obligations of the Sellers to complete the Closing are subject to the satisfaction of the following conditions, unless waived by the Sellers:

(a)

Closing Payment. At the Closing, the Purchaser shall deliver to the Sellers an aggregate of $50,000 in cash (subject to adjustment under Section 7.7), payable by check or wire transfer.

(b)

Payment to Comerica. At the Closing, the Purchaser shall deliver to Comerica cash in the amount of $100,000, to be applied to reduce the outstanding balance of the Specified Debt, account number of CoAmerica loan 0529571224-18.

(c)

Promissory Note and Stock. At the Closing, the Purchaser shall deliver to the Sellers:

(i)

the signed Note in the principal amount of up to $300,000,

(ii)

50,000 shares of Common Stock issued to DiMuzio and

(iii)

25,000 shares of Common Stock issued to Arrieta.

(d)

Assumption Agreement. At the Closing, the Purchaser shall have executed and delivered to the Sellers the Assumption Agreement.

6.4

Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual agreement of the Purchaser and the Sellers;

(b)

by the Purchaser (provided the Purchaser is not otherwise in breach), if the Closing has not occurred on or before September 9, 2011 by reason of the failure to fulfill any closing condition set forth under Section 6.2 (unless waived by the Purchaser) or if there has been a breach by any Seller of any covenant or agreement set forth in this Agreement on the part of such Seller which is material (and which was not caused in whole or part by the Purchaser) and which is not cured within a reasonable period of time after notice thereof is given by the Purchaser (except that no cure period shall be provided for a breach by a Seller which by its nature cannot be cured) or if any representation or warranty made by a Seller in this Agreement is materially inaccurate or untrue as of the date hereof;

(c)

by either the Purchaser or the Sellers if any permanent injunction or other order of a court or other competent authority preventing the transactions hereunder shall have become final and nonappealable; or

(d)

by the Purchaser, in the event of any material adverse change to the business.

In the event of termination of this Agreement as provided in this Section 6.4, this Agreement shall forthwith become void, except that termination of this Agreement shall not limit the liability of any party hereto except as provided in this Agreement.

6.5

Mutual Efforts To Close. Subject to the terms and conditions of this Agreement, the Purchaser and the Sellers shall use its and his respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement on or before September 9, 2011 and, in particular, the Sellers shall use its and his best efforts to fulfill, by such date, the conditions to Closing set forth in Section 6.2 hereof and the Purchaser shall use its best efforts to fulfill, by such date, the conditions to Closing set forth in Section 6.3 hereof.

6.6

Access to Information. From the date hereof until Closing, the Sellers shall provide the Purchaser, its counsel, financial advisors, auditors and other authorized representatives full access to such information as the Purchaser may from time to time reasonably request with respect to the Business which reasonably relates to the representations and warranties hereunder. In addition, if a third party has brought a claim against Purchaser, the Sellers will provide information to the Purchaser and otherwise cooperate with Purchaser as reasonably necessary to defend such claim. It is understood that this Section 6.6 does not require DiMuzio or Arrieta to provide personal information (not related to the Business) to the Purchaser.

6.7

Conduct of the Business Prior to Closing. Except as is required by the terms of  this Agreement, from the date hereof until the Closing, the Sellers will conduct the Business in the ordinary course in substantially the same manner as presently conducted and will use reasonable commercial efforts consistent with past practices to preserve relationships with members, customers, suppliers and others.

ARTICLE 7.  - ADDITIONAL AGREEMENTS

7.1

Covenants. From the Closing Date until the date which is two (2) years after the Closing Date (“Restricted Period”), none of the Sellers shall, directly or indirectly

(i)

solicit any employee of the Business, the Purchaser or any of the Purchaser's affiliates or any of their respective franchises (“Purchaser Group”) to leave such employ or otherwise hire any such employee;

(ii)

solicit or encourage any of the members of the Business to terminate their membership, or

(iii)

open or franchise any health and fitness centers anywhere within a 25 mile radius of 1427 E. Commercial Blvd., Oakland Park, Florida; provided that it shall not be considered a violation of this clause (iii) if any of the Sellers has a passive ownership interest in any health and fitness center (not to exceed 5% of the ownership interests of such center) as long as such Seller does not actively manage or provide any other services to such center.

7.2

Reasonable Scope. If at the time of enforcement of any provision of Section 7.1 hereof, a court shall hold that the duration, scope or area restriction of any provision of Section 7.1 is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area.

7.3

Injunctive Relief. Any breach by a Seller of the provisions of Section 7.1 hereof shall cause irreparable harm to the Purchaser and that a remedy at law for any breach or attempted breach of Section 7.1 hereof will be inadequate, and agrees that the Purchaser shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief, in the case of any such breach or attempted breach.

7.4

Required Consents. To the extent that any Seller's rights under any of the Subject Assets to be assigned to Purchaser under this Agreement may not be assigned without a Required Consent which has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and upon the Purchaser's request the Sellers shall reasonably cooperate with Purchaser to obtain any such Required Consent as soon as reasonably possible after the Closing. Whether or not such consent is requested and obtained, the Sellers, to the maximum extent permitted by law, shall cooperate with the Purchaser in any reasonable arrangement designed to provide the Purchaser with the rights and benefits of such Subject Assets, including the enforcement for the benefit of the Purchaser of any and all rights of the Sellers against any other party arising out of any breach or cancellation of any Contract included among the Subject Assets, and acting as agent on behalf of the Purchaser or as the Purchaser shall otherwise reasonably require, and the Purchaser shall reimburse the Sellers for its reasonable out-of-pocket costs incurred in connection therewith. In any such arrangement, the Purchaser will agree to perform the Sellers' obligations under any of the Subject Assets that are the subject of such an arrangement.

7.5

Bulk Sale. Sellers shall be responsible for compliance with any applicable bulk sale laws, and Purchaser shall suffer no loss, cost or expense as a result of non-compliance hereto with any such law as it relates to the transactions contemplated hereunder.

7.6

Agreements Concerning Specified Debt. Following the Closing, Purchaser will make periodic payments to the lenders to whom the Specified Debt is owed (in the amounts disclosed in Schedule 2.4 attached hereto), as necessary to keep such obligations current. The Purchaser will not be entitled to set-off, reduce or cease paying the amounts owed with respect to the Specified Debt, except in the event of a Material Claim (as described in Section 5.2 above). Specifically, the Purchaser will pay down the Specified Debt owed to Comerica over a period described in Schedule 2.4 attached hereto and will pay off the Specified Debt (line of credit) owed to Wachovia/Well Fargo account number 4401-3803-1006-1927 on or prior to the payment in full of the Specified Debt owed to Comerica.

7.7

Agreements Concerning Utilities. Etc. The Purchaser may elect (but is not obligated) to assume the Company's accounts relating to utilities, water, cable, telephone, garbage collection, and any other similar services utilized in the Business' operations. If the Purchaser assumes any of these obligations, the cash payable to Sellers at Closing may be reduced (that is, Purchaser will receive a credit) to cover any unpaid charges relating to periods up to the Closing Date.

ARTICLE 8.  - GENERAL PROVISIONS

8.1

Expenses. Each party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement, and the transactions contemplated hereby.

8.2

GOVERNING LAW; VENUE THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. EXCEPT AS SET FORTH IN SECTION 5.2 HEREOF, ANY DISPUTE HEREUNDER WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE  FEDERAL AND STATE COURTS LOCATED IN THE SOUTHERN DISTRICT OF FLORIDA.

8.3

Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

8.4

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified mail (return receipt requested) or by courier (with proof of delivery and charges prepaid), to the parties at the following address (or at such other address for a party as shall be specified by like notice);

if to Purchaser:

Diversified Health & Fitness Corp.

1850 S.E. 17th Street Suite 203

Fort Lauderdale, Florida 33316

If to Company:

(Address]

If to DiMuzio:

[Address)

if to Arrieta:

[Address)

8.5

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors of the parties hereto.

8.6

Entire Agreement. This Agreement and any Ancillary Documents constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

8.7

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement. This

Agreement may be delivered by the exchange of signed signature pages by facsimile transmission or by e-mail with a pdf copy or other replicating image attached, and any printed or copied version of any signature page so delivered shall have the same force and effect as an originally signed version of such signature page.

8.8

Amendment. The terms of this Agreement may be amended, modified or waived only by an instrument in writing signed by or on behalf of each of the parties against whom enforcement of such amendment, modification or waiver is sought.

8.9

Public Announcements. The Sellers shall not make or allow any public announcements concerning the transactions contemplated hereby without the Purchaser’s prior written consent.

8.10

Further Assurances. After Closing, each of the parties agree that, at the reasonable request of the other party, it shall take actions and furnish such additional documents and instruments as may be necessary to better effectuate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Asset Purchase Agreement as of the date first written above.

PURCHASER:

DIVERSIFIED HEALTH & FITNESS CORP.

By:  /s/ Andrew Barnett

Name:  Andrew Barnett

Title:  VP Corp. Dev

SELLERS:

ATG, INC.

By:  /s/Anthony DiMuzio

Name:

Title:

/s/ Anthony DiMuzio

Anthony DiMuzio

/s/ Aitor Arrieta

Aitor Arrieta

AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) dated September 23, 2011, by and among DIVERSIFIED HEALTH & FITNESS CORP., a Delaware corporation (“Purchaser”), ATG INC., dba GOLD'S GYM (“Company”), ANTHONY DIMUZIO (“DiMuzio”) and AITOR ARRIETA (“Arrieta”) (each of the Company, DiMuzio and Arrieta are sometimes referred to herein as a “Seller” and, collectively, as the “Sellers”).

WHEREAS, the parties hereto entered into an Asset Purchase Agreement dated August 26, 2011 (the “APA”); and

WHEREAS, the parties desire to amend the APA, on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

1.

September Drafts. Section 2.1 of the APA is hereby amended by deleting the following words: “the funds received by the Business with respect to the September 5 draft (with respect to members who have paid in advance)”. In lieu of transferring all of such funds to Purchaser as part of the Subject Assets, the parties agree that the Purchaser will be entitled to (i) a percentage of the funds received by the Business with respect to the September 5 draft equal to the number of days from and including the Closing Date to October 5, 2011, divided by 30 and (ii) a percentage of the funds received by the Business with respect to the September 15 draft equal to the number of days from and including the Closing Date to October 15, 2011, divided by 30.

2.

Acceleration of Portion of Note. Within 90 days after the Closing, Purchaser shall deliver to Seller payment in the amount of $3,000.00, which shall be considered prepayment of a portion of the first installment due under the Note.

3.

Additional Common Stock. Section 2.4(vi) of the APA is hereby amended to increase the number of shares of Common Stock from 75,000 to 100,000 (with 50,000 shares issued in the name of DiMuzio and 50,000 shares issued in the name of Arrieta). In addition, Section 6.3(c) of the APA is hereby amended to be consistent with the foregoing.

4.

Equipment Leases. Purchaser will reimburse the Sellers for any pro-rata amounts that Sellers have paid under the Equipment Leases which relate to the period following the Closing. Capitalized terms used but not defined in this Amendment have the meanings give to them in the APA, except that the definition of “Material Claim” set forth in Section 1.1 of the APA is hereby amended by adding the following at the end thereof: or (v) if any Seller is in default in respect of any terms or conditions of any of the bills, Equipment Leases or the Specified Debt. As an example of the calculation of the reimbursement due under this Section 4 - if Sellers paid monthly rent for calendar month of September and the Closing occurs on September 23, Sellers will be entitled to reimbursement of 7/30th of such rent payment).

5.

Specified Debt.

5.1

The Sellers agree not to change the agreement and terms of the Specified Debt without the written consent and approval of Purchaser. Seller further agrees not increase the amount of the Specified debt of Wachovia and or CoAmerica loans (such as withdrawing or increasing the loan amount).

5.2

The Purchaser hereby agrees that in the event that it completes an initial public offering of its common stock (“IPO”), it will use the proceeds of such IPO to pay the entire outstanding balance of the Specified Debt (both the Comerica loan and the Wachovia/Wells Fargo line of credit), (i) within 15 days after the receipt of such IPO proceeds with respect to the Wachovia/Wells Fargo line of credit and (ii) in 3 equal monthly installments, commencing on the first calendar month after the completion of such IPO, with respect to the Comerica loan.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Asset Purchase Agreement as of the date first written above.

PURCHASER:

DIVERSIFIED HEALTH & FITNESS CORP.

By: /s/ Andrew Barnett

Name: Andrew Barnett

Title: VP Corporate Development

SELLERS:

ATG INC.

By: /s/ Anthony DiMuzio

Name: Anthony DiMuzio

Title: VP Corporate Development

/s/ Aitor Arrieta

Aitor Arrieta

2

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
AND BILL OF SALE

This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE (this “Agreement”), dated as of September 23, 2011, is by and among ATG, INC., ANTHONY DIMUZIO and AITOR ARRIETA (the “Sellers”) and DIVERSIFIED HEALTH & FITNESS CORP. (“Purchaser”). The Purchaser and the Sellers are referred to collectively herein as the “Parties”, and each as a “Party”. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated as of August 26, 2011 (the “Purchase Agreement”);

WHEREAS, pursuant to the terms and subject to the conditions of the Purchase Agreement, the Purchaser desires to acquire all of the Sellers' right, title and interest in, to and under the Subject Assets;

WHEREAS, pursuant to the terms and subject to the conditions of the Purchase Agreement, the Purchaser has agreed to assume the Assumed Liabilities; and

WHEREAS, this Agreement is being delivered pursuant to Section 6.2(h) of the Purchase Agreement.

NOW, THEREFORE, pursuant to the terms and conditions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.

Conveyance to Purchaser. The Sellers hereby sell, transfer, assign, convey and deliver to the Purchaser all right, title and interest in, to and under the Subject Assets, and the Purchaser hereby accepts all right, title and interest of the Sellers in and to the same, in accordance with the terms and conditions of the Purchase Agreement, including the representations and warranties set forth therein.

2.

Assignment and Assumption of Liabilities. The Sellers hereby assign, and the Purchaser hereby assumes and agrees to pay, perform and discharge, in accordance with their terms, all of the Assumed Liabilities as set forth in the Purchase Agreement.

3.

Purchase Agreement. Nothing contained in this Agreement shall be deemed to supersede, modify, limit or expand any of the provisions of the Purchase Agreement. In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

4.

Further Assurances; No Breach. From time to time after the date hereof, each Party will execute and deliver such instruments and documents and do such further acts as may be reasonably requested by any other Party in order to carry out the purpose of this

1

Agreement. Notwithstanding anything to the contrary contained herein, in accordance with Section 7.4 of the Purchase Agreement, to the extent that any of the Subject Assets or Assumed Liabilities, as the case may be, are not assignable without the consent of another party and such consent has not been obtained prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment that would constitute a breach thereof, would adversely affect the rights of the Purchaser thereunder or would violate any applicable Law.

5.

Governing Law. This Agreement, and any disputes arising out of or relating to this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

6.

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or electronic means (including a PDF thereof) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed by an authorized representative on the day and year first above written.

ATG, Inc.

By: /s/ Anthony DiMuzio

Name:

Title:

/s/ Anthony DiMuzio

Anthony DiMuzio

/s/ Aitor Arrieta

Aitor Arrieta

DIVERSIFIED HEALTH & FITNESS CORP.

By: /s/ Andrew Barnett

Name:  Andrew Barnett

Title:  VP Corp. Dev.

2

PROMISSORY NOTE

Dated September 23, 2011

1.

Promise to Pay. For value received, Diversified Health & Fitness Corp., a Delaware corporation (“Maker”), with an address of 1850 SE 17th Street, Suite 203, Fort Lauderdale, Florida 33316, promises to pay to ATG, INC. (“Holder”), with an address of 8690 Gatehouse Road, Plantation, FL 33324, in lawful money of the United States of America, the principal sum of up to $300,000.00 along with interest as described in Section 3 hereof, subject to adjustment as set forth below, and subject to any set-off rights contained in the Asset Purchase Agreement dated August 26, 2011, between Maker and Holder (it being understood that any set-off rights relating to payments under Section 2 below may only be exercised by making the payment to an escrow account and resolution by mediation, as described in the Asset Purchase Agreement). Capitalized terms used but not defined herein have the meanings given to them in the Asset Purchase Agreement.

2.

Terms of Payment. The principal of this Note shall be due and payable as follows:

(i)

The principal described under Section 2(iv) of this Note shall bear interest at the rate of 6% per annum, until fully paid. Accrued interest shall be due and payable on each payment date. The principal described under Section 2(ii) and (iii) of this Note shall not bear interest.

(ii)

Principal in the amount equal to 100% of the Net Profit (as defined below) of the Business during the first 12 months after the Closing (up to a maximum of $75,000) shall be paid in 12 equal monthly installments, on the first business day of each calendar month, commencing on the 13th full calendar month after the Closing, and ending on the 24th full calendar month after the Closing.

(iii)

Principal in an amount equal to 100% of the Net Profit of the Business during the second 12 months after the Closing (months 13-24) (up to a maximum equal to $75,000 plus any amount by which the payment under clause (ii) was less than $75,000) shall be paid in 12 equal monthly installments, on the first business day of each calendar month, commencing on the 25th full calendar month after the Closing, and ending on the 36th full calendar month after the Closing.

(iv)

Principal in the amount of $150,000 shall be paid in 18 equal monthly installments of $8,333.33 each, on the first business day of each calendar month, commencing on the seventh (7th) full calendar month after the Closing and ending on the 24th full calendar month after the Closing.

As used herein, “Net Profit” means, with respect to any period, the amount by which (a) the gross cash receipts received during such period exceeds (b) the gross cash expenditures made during such period, including any amounts paid with respect to any debt or equity relating to the Business. It is understood that “expenditures” shall not include (i) the $100,000 payment to Comerica made at the Closing, (ii) any principal payments made to Wells Fargo in an amount of up to $50,000, (iii) the payments under Section 2(i) of this Note, (iv) any costs or expenses incurred in connection with renovations of the Business premises, or (v) any operating expenses of the Maker which are not related to the ordinary operations of the Business, such as personal expenses of Maker's employees.

3.

Prepayment. Maker may prepay this Note in whole or in part on any date without premium or penalty.

4.

(a)

Events of Default. Each of the following events shall be considered an “Event of Default” under this Note:

(i)

The Maker shall fail to pay any amount owing hereunder when due, and such failure shall have continued for a period of 30 days after Maker's receipt of written notice thereof from Holder,

(ii)

The Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or partnership action to authorize any of the foregoing,

(iii)

An involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days,

(iv)

A receiver is appointed over the affairs of the Maker, or

(v)

The Maker is entitled to indemnification relating to a Material Claim or under section 5.2 of the Asset Purchase Agreement.

(b)

Remedies. Upon the occurrence of an Event of Default specified in sections 4(a) (i), (ii), (iii) and (iv), the Holder shall have the right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note. Upon the occurrence of an event specified in 4(a)(v), the Maker shall have the right to defer and accrue all payments specified under Sections 2(iv) until such Damages have been finally determined.

5.

Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, provided that no obligation of

Maker hereunder may be assigned without the written consent of the Holder. This Note is assignable by the Holder without the consent of the Maker.

6.

Governing Law; Arbitration. All questions with respect to this Note and the rights and liabilities of the parties shall be governed by the laws of the State of Florida (without giving effect to provisions in Florida law related to conflict of laws). Any controversy or claim arising out of or relating to this Note, or any breach hereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration proceedings shall be held in Broward County, Florida. The prevailing party shall be entitled to recover its reasonable fees and expenses as part of such award.

7.

Notices. Any notice to be given hereunder shall be in writing and sent to the Holder's or Maker's address as specified in the first paragraph hereof, and shall be deemed received on the date of receipt, if personally delivered or if sent by courier (charges prepaid, with proof of delivery), or three days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year set forth above.

DIVERSIFIED HEALTH & FITNESS CORP.

By:  /s/ Andrew Barnett

Name:  Andrew Barnett

Title:  VP Dev.

ATG, INC.

By:  /s/ Anthony DiMuzio

Name:  Anthony DiMuzio

Title: